 Exhibit 32.1

OPTi Inc.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OPTi Inc. (the “Company”) on Form 10-K for the fiscal year ending March 31, 2012 as filed with the SEC on the date hereof (the “Report”).  I, Bernard T. Marren, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Bernard T. Marren	Date: 6/29/12
Bernard T Marren, Chief Executive Officer